[FORM OF PROXYCARD FOR

AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH HLS FUND]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

American Funds Blue Chip Income and Growth HLS Fund

[c/o Proxy Tabulator

address]

VOTING BY TELEPHONE. Call toll-free [1-800-862-6668] and follow the recorded instructions.

VOTING BY INTERNET. Log on to [website] and follow the on-screen instructions.

VOTING BY MAIL. Complete and return your proxy card in the addressed envelope.

If you vote by telephone or internet, you do not need to mail your proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF HARTFORD SERIES FUND, INC.

ON BEHALF OF AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH HLS FUND

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
SEPTEMBER 15, 2014

The undersigned appoints Edward P. Macdonald, Joseph G. Melcher or each of them separately with power to act without the other and with the right of substitution in each, the proxies of the undersigned (the “Proxies”), to vote, as designated herein, all shares of American Funds Blue Chip Income and Growth HLS Fund (the “Fund”) held by the undersigned on June 24, 2014, at a Special Meeting of Shareholders (the “Meeting”), to be held at the offices of Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania, on September 15, 2014, at [    ] (Eastern time) and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, with all powers the undersigned would possess if present in person.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superseding proxy.

Date

Signature(s) (Please sign in box)

Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. If you wish to vote in accordance with the recommendation of the Board of Directors, simply sign and date this Proxy Card and return it in the envelope provided.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL TO APPROVE A PLAN OF REORGANIZATION PROVIDING FOR THE ACQUISITION OF ALL OF THE ASSETS AND LIABILITIES OF AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH HLS FUND BY HIMCO VIT BLUE CHIP INCOME AND GROWTH FUND SOLELY IN EXCHANGE FOR SHARES OF HIMCO VIT BLUE CHIP INCOME AND GROWTH FUND, FOLLOWED BY THE DISTRIBUTION ON A PRO RATA BASIS OF THE HIMCO VIT BLUE CHIP INCOME AND GROWTH FUND’S SHARES TO CURRENT SHAREHOLDERS OF THE AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH HLS FUND AND THE COMPLETE LIQUIDATION OF AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH HLS FUND.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THANK YOU!